Exhibit 10.23

FIRST AMENDMENT TO

SECURED PROMISSORY NOTES

This First Amendment to Secured Promissory Notes (this “Amendment”) is made and entered into as of June 11, 2002 by and between Interlink Electronics, Inc. (the “Company”) and George Gu, Merritt M. Lutz, Michael Thoben, Paul D. Meyer and Michael W. Ambrose (the “Borrowers”).

Recitals

A. Messrs. Gu, Lutz, Meyer and Ambrose each executed and delivered to the Company a Secured Promissory Note dated as of May 1, 2001 in principal amount equal to $42,892 and Mr. Thoben executed and delivered to the Company a Secured Promissory Note dated as of May 1, 2001 in the principal amount equal to $42,936 (each, a “Note,” and collectively, the “Notes”).

B. The Borrowers have requested, and the Company has agreed, to extend the payment dates under the Notes until November 1, 2006.

Amendment

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company and the Borrowers agree to amend the Notes as follows:

1. Amendment of Note. The second sentence of Section 2 of each Note is amended to read in its entirety as follows:

“If not sooner paid, the unpaid principal balance and all accrued interest shall be due and payable at or before the close of business, Pacific time, on November 1, 2006.”

2. No Other Effect. Except as expressly provided in this Amendment, the Notes are not otherwise modified and remains in full force and effect.

IN WITNESS WHEREOF, the undersigned have executed this First Amendment to Secured Promissory Notes as of the date first written above.

COMPANY:	INTERLINK ELECTRONICS, INC.

	By:	/s/ PAUL D. MEYER

	Name:	Paul D. Meyer
	Title:	CFO & Secretary

BORROWERS:

	By:	/s/ GEORGE GU

George Gu

	By:	/s/ MERRITT M. LUTZ

Merritt M. Lutz

	By:	/s/ MICHAEL THOBEN

Michael Thoben

	By:	/s/ PAUL D. MEYER

Paul D. Meyer

	By:	/s/ MICHAEL W. AMBROSE

Michael W. Ambrose